Exhibit 4.5

AMENDMENT No. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of May 12, 2003, among TERRA CAPITAL, INC., a Delaware corporation (“Terra Capital”), TERRA NITROGEN (U.K.), LIMITED, a company incorporated in England and Wales (“Terra UK”), and TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership (“TNLP”) (Terra Capital, Terra UK and TNLP each a “Borrower” and, collectively, the “Borrowers”), TERRA INDUSTRIES INC., a Maryland corporation (“Terra Industries”), and the Lenders party hereto, amends certain provisions of the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 10, 2001, as amended by Amendment No. 1, dated as of June 21, 2002, (as further amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Terra Industries, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and CITICORP USA, INC. (“CUSA”), as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue, and have issued, Letters of Credit for the account of the Borrowers;

WHEREAS, Terra Capital proposes to issue up to $250,000,000 of Senior Second Lien Notes to finance the redemption in full of $200,000,000 outstanding Senior Notes (2005) of Terra Industries and the balance of such proceeds will be applied to general corporate purposes of the Borrowers; and

WHEREAS, the Borrowers, Terra Industries, the Requisite Lenders and the Administrative Agent have agreed to certain amendments to the Credit Agreement, inter alia, in order to permit the issuance of such Senior Second Lien Notes, as more specifically set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

1.  Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

2.  Amendments to the Credit Agreement. As of the Second Amendment Effective Date (as defined in Section 3 below), the Credit Agreement is hereby amended as follows:

(a) Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

(i) in the definition of “Indentures” (x) deleting the words “and (c)” and (y) inserting in replacement thereof the following:

(c) the Senior Second Lien Note Indenture and (d)

(ii) inserting the following definitions immediately before the existing definition of “Senior Note (2003) Indenture”:

“Senior Second Lien Note Documents” has the meaning specified in the Senior Second Lien Note Intercreditor Agreement, and includes the Senior Second Lien Notes and the Senior Second Lien Note Indenture.

“Senior Second Lien Note Indenture” means the Senior Note Indenture entered or to be entered into between Terra Capital and the Senior Second Lien Note Trustee.

“Senior Second Lien Note Intercreditor Agreement” means the Intercreditor Agreement to be dated as of the date of the Senior Second Lien Note Indenture, substantially in the form of Exhibit P (with such changes thereto as the Administrative Agent may approve), among the Borrowers and certain Guarantors, the Administrative Agent, the Senior Second Lien Note Trustee and the Senior Secured Note Trustee.

“Senior Second Lien Note Trustee” means the trustee, together with its successors and assigns in such capacity, appointed in accordance with the provisions of the Senior Secured Note Indenture to act for the benefit of the holders of the Senior Second Lien Notes.

“Senior Second Lien Notes” means the Senior Secured Notes (including the Initial Notes and the Exchange Notes, as such terms are defined in the Senior Secured Note Indenture) issued or to be issued by Terra Capital pursuant to the Senior Secured Note Indenture.

(iii) inserting the following definition immediately before the existing definition of “Solvent”:

“Shared Current Asset Collateral” means the “Shared Collateral” as defined in the Senior Second Lien Note Intercreditor Agreement.

(b) Amendment to Section 8.1. Section 8.1(l) of the Credit Agreement is hereby amended by inserting at the end of such section the following:

and Indebtedness in respect of the Senior Second Lien Notes; provided, however, that the aggregate principal amount of such Indebtedness shall not exceed at any time $250,000,000

(c) Amendment to Section 8.2. Section 8.2(j) of the Credit Agreement is hereby amended by inserting at the end of such section the following:

and Liens on the Shared Current Asset Collateral as security for Terra Industries’ and its Subsidiaries’ obligations in respect of the Senior Second Lien Notes and the Senior Secured Notes (which Liens are subordinated to the Liens securing the Obligations pursuant to the Senior Second Lien Note Intercreditor Agreement)

(d) Amendment to Section 8.3. Section 8.3(h)(iii) of the Credit Agreement is hereby amended by (x) deleting the amount “$125,000,000” at the end of such section and (y) inserting the amount “$100,000,000” in replacement thereof.

(e) Amendment to Section 8.5 Section 8.5 of the Credit Agreement is hereby amended by inserting in section 8.5(f) (x) immediately after the word “issuance”, “(i)” and (y) at the end of such section immediately prior to the semi-colon the following:

and (ii) of the Senior Second Liens Notes strictly for the purpose of allowing Terra Industries to irrevocably deposit a portion of said proceeds with the Trustee (2005) for the purpose of redeeming or repaying the Senior Notes (2005)

(f) Amendment to Section 8.12 Section 8.12 of the Credit Agreement is hereby amended by (x) deleting in the first paragraph thereof the words “and (B)” (appearing in parentheses immediately before the words “Intercompany Indebtedness”) and (y) inserting in replacement thereof the following:

, (B) the redemption or repayment (it being understood that such terms include defeasance) of the Senior Notes (2005) with proceeds of the issuance of the Senior Second Lien Notes or other available funds and (C)

(g) Additional Exhibit The Exhibit to this Amendment shall be deemed to be a new Exhibit P to the Credit Agreement.

3.  Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective, as of the date hereof, on the date (the “Second Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a) Certain Documents. The Administrative Agent shall have received, on or before the Second Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i) this Amendment, executed by each Borrower, Terra Industries, the Administrative Agent and the Lenders constituting the Requisite Lenders;

(ii) the Senior Second Lien Note Intercreditor Agreement, executed by the Borrowers and Guarantors, the Administrative Agent, the Senior Second Lien Note Trustee and the Senior Secured Note Trustee;

(iii) certified copies of the other Senior Second Lien Note Documents executed by the parties thereto; and

(iv) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

(b) Proceeds of Senior Second Lien Notes. Terra Capital shall have received not less than $190 million cash proceeds (net of brokerage commissions and underwriting fees and discounts) from the issuance of the Senior Second Lien Notes.

(c) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Second Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).

(d) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.

(e) Fees and Past Expenses Paid. The Borrowers shall have paid:

(i) to each Lender that has executed this Amendment an amendment fee divided as follows: (x) 12.5 basis points (0.125%) of such Lender’s Revolving Credit Commitment, payable on the date on which the Required Lenders have executed this Amendment and (y) 12.5 basis points (0.125%) of such Lender’s Revolving Credit Commitment, payable on date of the receipt by Terra Capital or its Affiliates of any proceeds of issuance of the Senior Second Lien Notes;

(ii) any other fees required to be paid in connection herewith under any fee letter or any other Loan Document; and

(iii) in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.

4.  Waiver of Mandatory Prepayment. As of the Second Amendment Effective Date, the Requisite Lenders hereby waive the requirement under section 2.9 of the Credit Agreement that the Borrowers prepay the Loans (or provide cash collateral in respect of Letters of Credit) from any Net Cash Proceeds of issuance of the Senior Second Lien Notes.

5.  Representations and Warranties. On and as of the date hereof, and as of the Second Amendment Effective Date, after giving effect to this Amendment, each Borrower and Terra Industries hereby represents and warrants to the Lenders as follows:

(a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment;

(b) No Default or Event of Default has occurred and is continuing.

6. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

7.  Loan Documents. This Amendment and the Senior Second Lien Note Intercreditor Agreement are deemed to be “Loan Documents” for the purposes of the Credit Agreement.

8.  Costs and Expenses. The Borrowers and Terra Industries agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

9.  Governing Law; Counterparts; Miscellaneous.

(a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(d) From and after the Second Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Second Amendment Effective Date.

Borrowers

TERRA CAPITAL, INC.

By:	/s/ F. G. MEYER
Name:	F. G. Meyer
Title:	Vice President

TERRA NITROGEN (U.K.), LIMITED INC.

By:	/s/ F. G. MEYER
Name:	F. G. Meyer
Title:	Director

TERRA NITROGEN, LIMITED PARTNERSHIP

By:	Terra Nitrogen Corporation, its General Partner

By:	/s/ F. G. MEYER
Name:	F. G. Meyer
Title:	Vice President

Guarantor

TERRA INDUSTRIES INC.

By:	/s/ F. G. MEYER
Name:	F. G. Meyer
Title:	SVP & CFO

Administrative Agent

CITICORP USA, INC.

By:	/s/ DAVID JAFFE
Name:	David Jaffe
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

Lenders

CITICORP USA, INC.

By:	/s/ DAVID JAFFE
Name:	David Jaffe
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ MANUEL BORGES
Name:	Manuel Borges
Title:	Vice President

FOOTHILL CAPITAL CORPORATION

By:	/s/ MIKE BARANOWSKI
Name:	Mike Baranowski
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ JOHN MOSTOFI
Name:	John Mostofi
Title:	Senior Vice President

THE PROVIDENT BANK

By:	/s/ MARSHALL STUART
Name:	Marshall Stuart
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement

EXHIBIT TO AMENDMENT No. 2 TO

THE AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SENIOR SECOND LIEN NOTE INTERCREDITOR AGREEMENT